UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019 (June 24, 2019)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Items.

On June 24, 2019, FC Global Realty Incorporated (OTC Pink: FCRE, the “Company”) served a summons and Complaint for breach of contract on DS Healthcare Group, Inc. (“DSKX”) seeking payment by DSKX of amounts owed under a settlement agreement resolving previous litigation between the parties.

As previously reported in the Company’s filings with the United States Securities and Exchange Commission, on February 16, 2016, the Company and certain of its subsidiaries entered into two Merger Agreements (the “Merger Agreements”) with DSKX. Those mergers failed to occur and the Company alleged that the failure was due to certain actions by DSKX, and that as a result of those actions the Company was entitled to certain break-up fees under the terms of the Merger Agreements. DSKX disputed those claims and asserted its own claims against the Company.

On June 23, 2017, the Company and DSKX entered into a Confidential Settlement and Mutual Release Agreement (the “Settlement Agreement”) to resolve that litigation, under which DSKX agreed to make certain payments to the Company, including a minimum payment of at least $800,000 within ten business days of the resolution of DSKX’s legal malpractice lawsuit against Fox Rothschild, LLP. The Fox Rothschild lawsuit was resolved on April 26, 2019, yet DSKX has refused to make any payments to the Company.

The suit is known as FC Global Realty Incorporated f/k/a PhotoMedex, Inc. v. DS Healthcare Group, Inc. and is pending in the United States District Court for the Southern District of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	FC GLOBAL REALTY INCOPRORATED

/s/ John Hartman
Name: John Hartman
Title: Chief Executive Officer

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